UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  October 25, 2016

SERVICEMASTER GLOBAL HOLDINGS, INC.

 (Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

 _______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

On October 25, 2016, ServiceMaster Global Holdings, Inc. issued a press release reporting unaudited results for the third quarter of 2016. A copy of the press release is being furnished as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 7.01. Regulation FD Disclosure

On October 25, 2016, ServiceMaster Global Holdings, Inc. issued a press release announcing that it intends to refinance approximately $2.4 billion of debt outstanding under its existing Term Loan B due 2021 and its $300 million revolving credit facility due 2019. A copy of the press release is being furnished as Exhibit 99.2 and incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit	Description

99.1	Earnings Press Release of ServiceMaster Global Holdings, Inc. issued October 25, 2016.
99.2	Press Release of ServiceMaster Global Holdings, Inc. Announcing Intent to Refinance Existing Credit Facilities issued October 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

c
SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

October 25, 2016	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Ctober 30
Exhibit	Description

99.1	Earnings Press Release of ServiceMaster Global Holdings, Inc. issued October 25, 2016.
99.2	Press Release of ServiceMaster Global Holdings, Inc. Announcing Intent to Refinance Existing Credit Facilities issued October 25, 2016.